Exhibit 99.1

Company Contact:	Investor Relations Contact:
Charlie Webster	Moriah Shilton
Chief Financial Officer	Director, Investor Relations
408-894-0700	ir@tessera.com

TESSERA TECHNOLOGIES ANNOUNCES FIRST QUARTER 2008 RESULTS

- First Quarter 2008 Royalty and License Fees Grew 34 Percent versus Prior Year Quarter -

San Jose, Calif., May 1, 2008 – Tessera Technologies, Inc. (Nasdaq: TSRA), a leading provider of miniaturization technologies for the electronics industry, announced its results for the first quarter ended March 30, 2008.

Revenue Highlights: First Quarter 2008

•	Total revenue was $59.4 million.

•	Royalty and license fees were $50.2 million.

•	Product and service revenue was $9.1 million.

Generally accepted accounting principles (GAAP) net income for the first quarter of 2008 was $2.2 million, or $0.05 per diluted share, and included non-cash charges of $4.5 million for stock-based compensation, $2.5 million for acquired in-process research and development and $2.3 million for amortization of acquired intangibles.

Non-GAAP net income for the first quarter of 2008 was $16.1 million, or $0.33 per diluted share. Non-GAAP net income and operating expenses are defined as income and operating expenses adjusted for non-cash tax expense, acquired intangibles amortization charges, charges for acquired in-process research and development, and stock-based compensation. Non-GAAP net income per share equals non-GAAP net income divided by the non-GAAP weighted diluted share count as of that period end.

“Our first quarter total revenue was driven by robust DRAM and wireless unit growth and included a favorable adjustment by one of our licensees,” said Bruce McWilliams, chairman, president and CEO for Tessera. “Demand for increased memory and functionality in both computing and consumer devices is driving broader usage of chip scale packaging in a wide range of applications. From a strategic perspective, as the features of digital still cameras and cell phones converge, we believe our platform of consumer imaging technologies is well positioned to help drive next-generation wireless devices. We believe this will generate longer term company growth.”

Second Quarter 2008 Financial Guidance

“First quarter recurring royalty revenue from current licensees fully met expectations,” stated Charlie Webster, CFO for Tessera. “We expect second quarter total revenue to be within the range of $54 million to $56 million, which includes projected royalty and license fees of between $47 million and $49 million. These ranges are one million dollars above our previous guidance originally given on January 31, 2008, as we anticipate strong performance in our core business.”

Non-GAAP operating expenses for the second quarter of 2008 are projected to be approximately $27.5 million to $28.5 million, excluding litigation expenses. Starting with the second quarter of 2008, Tessera will not provide guidance on litigation expense as it is highly variable and difficult to predict. The company will, however, continue to provide actual litigation spending.

As per company policy, quarterly guidance does not include settlements from the company’s current enforcement actions.

Conference Call Information

Tessera Technologies will hold its first quarter 2008 earnings conference call at 1:30 P.M. Pacific (4:30 P.M. Eastern) on Thursday, May 1, 2008. To access the call in the U.S., please dial 866-531-1286, and for international callers dial 706-643-3789 approximately 10 minutes prior to the start of the conference call. The conference call will also be broadcast live over the Internet and available for replay for 90 days at www.tessera.com. In addition, a replay of the call will be available via telephone for two business days, beginning two hours after the call. To listen to the telephone replay in the U.S., please dial 800-642-1687 and for international callers, dial 706-645-9291. Enter access code 43493004.

About Tessera Technologies, Inc.

Tessera is a leading provider of miniaturization technologies for the electronics industry. Tessera provides a broad range of advanced packaging, interconnect, and consumer optics solutions which are widely adopted in high-growth markets including consumer, computing, communications, medical and defense electronics. Tessera’s customers include the world’s top semiconductor companies such as Intel, Samsung, Texas Instruments, Toshiba, Micron and Infineon. The company’s stock is traded on the Nasdaq National Market under the symbol TSRA. Tessera is headquartered in San Jose, California. www.tessera.com.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the company’s earnings release contains non-GAAP financial measures that are adjusted for non-cash tax expense, and stock compensation and the requirements of SFAS No. 123(R), “Share-based Payment” (“123R”). The non-GAAP financial measures used by management and disclosed by the company exclude the income statement effects of non-cash tax expense, either one-time or ongoing non-cash acquired intangibles amortization charges, acquired in-process research and development, and all forms of stock-based compensation and the effects of 123R upon the number of diluted shares used in calculating non-GAAP earnings per share. Management believes that the non-GAAP measures used in this report provide investors with important perspectives into the company’s ongoing business performance. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Set forth below are reconciliations of the non-GAAP net income to our reported GAAP net income.

Safe Harbor Statement

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected. Material factors that may cause results to differ from the statements made include delays, setbacks or losses relating to our intellectual property or intellectual property litigations, or any invalidation or limitation of our key patents; fluctuations in our operating results due to the timing of new license agreements and royalties, or due to legal costs; changes in patent laws, regulation or enforcement, or other factors that might affect our ability to protect our intellectual property; the risk of a decline in demand for semiconductor products; failure by the industry to adopt our technologies; competing technologies; the future expiration of our patents; the future expiration of our license agreements and the cessation of related royalty income; the failure or refusal of licensees to pay royalties; failure to achieve the growth prospects and synergies expected from acquisition transactions; and delays and challenges associated with integrating acquired companies with our existing businesses. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. Tessera’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2007 include more information about factors that could affect the company’s financial results.

TESSERA TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2008	2007 (1)
Revenues:
Royalty and license fees	$50,240	$37,456
Past production payments	—	—
Product and service revenues	9,111	9,363

Total revenues	59,351	46,819

Operating expenses:
Cost of revenues	4,332	4,702
Research, development and other related costs	14,153	8,353
Selling, general and administrative costs	35,517	16,154

Total operating expenses	54,002	29,209

Operating income	5,349	17,610
Other income, net	2,834	2,758

Income before taxes	8,183	20,368
Income tax provision	5,957	9,274

Net income	$2,226	$11,094

Basic and diluted net income per share:
Net income per common share - basic	$0.05	$0.24

Net income per common share - diluted	$0.05	$0.23

Weighted average number of shares used in per share calculations - basic	48,157	47,001

Weighted average number of shares used in per share calculations - diluted	48,693	48,749

(1)	Certain prior year amounts have been reclassified to conform to current year presentation in the Consolidated Statements of Operations.

TESSERA TECHNOLOGIES, INC.

SUPPLEMENTAL CONSOLIDATED FINANCIAL DATA

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2008	2007
Non-cash income tax expense	$4,540	$8,470
Stock compensation - cost of revenues	$105	$550
Stock compensation - research, development and other related costs	$1,411	$508
Stock compensation - selling, general and administrative	$2,977	$2,623
Amortization of acquired intangibles - cost of revenues	$594	$422
Amortization of acquired intangibles - research, development and other related costs	$1,423	$677
Amortization of acquired intangibles - selling, general and administration	$330	$202
Acquired in-process research & development charge	$2,500	$—
Weighted average number of shares used in per share calculations excluding the effects of 123R - diluted	49,363	48,335

TESSERA TECHNOLOGIES, INC.

CONSOLIDATED SUMMARY BALANCE SHEET INFORMATION

(in thousands)

	March 31, 2008	December 31, 2007*
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$126,827	$207,158
Short-term investments	92,692	82,566
Accounts receivable, net	23,554	13,464
Inventories	1,797	1,817
Deferred tax assets	5,681	5,291
Other current assets	4,196	3,544

Total current assets	254,747	313,840
Property and equipment, net	29,693	29,443
Intangible assets, net	74,539	51,336
Goodwill	42,980	35,489
Deferred tax assets	14,844	12,937
Long-term investments	36,674	—
Other assets	1,221	1,391

Total assets	$454,698	$444,436

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,877	$2,301
Accrued legal fees	7,344	4,789
Accrued liabilities	7,655	9,532
Deferred revenue	502	469
Income tax payable	7,378	1,274

Total current liabilities	25,756	18,365

Deferred tax liabilities	10,934	7,747
Other long-term liabilities	1,178	—
Stockholders’ equity:
Common Stock	48	48
Additional paid-in capital	320,709	313,387
Treasury Stock	(10,505)	(544)
Accumulated other comprehensive loss	(1,575)	(494)
Retained earnings	108,153	105,927

Total stockholders’ equity	416,830	418,324

Total liabilities and stockholders’ equity	$454,698	$444,436

*	Derived from audited financial statements

TESSERA TECHNOLOGIES, INC.

RECONCILIATION TO NON-GAAP INCOME FROM GAAP NET INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31, 2008
	GAAP	Stock-based Compensation	Amortization of Acquired Intangibles	Non-cash Tax Expense	Acquired In-process Research & Development Charge	Non-GAAP, as adjusted
Revenues:
Royalty and license fees	$50,240					$50,240
Past production payments	—					—
Product and service revenues	9,111					9,111

Total revenues	59,351					59,351

Operating expenses:
Cost of revenues	4,332	(105)	(594)			3,633
Research, development and other related costs	14,153	(1,411)	(1,423)		(2,500)	8,819
Selling, general and administrative costs	35,517	(2,977)	(330)			32,210

Total operating expenses	54,002	(4,493)	(2,347)	—	(2,500)	44,662

Operating income	5,349	4,493	2,347	—	2,500	14,689
Other income, net	2,834					2,834

Income before taxes	8,183	4,493	2,347	—	2,500	17,523
Income tax provision	5,957			(4,540)		1,417

Net income	$2,226	$4,493	$2,347	$4,540	$2,500	$16,106

Basic and diluted net income per share:
Net income per common share - basic	$0.05

Net income per common share - diluted	$0.05					$0.33

Weighted average number of shares used in per share calculations - basic	48,157

Weighted average number of shares used in per share calculations - diluted	48,693					49,363	*

*	Excludes the effects of 123(R)

	Three Months Ended March 31, 2007
	GAAP (1)	Stock-based Compensation	Amortization of Acquired Intangibles	Non-cash Tax Expense	Acquired In-process Research & Development Charge	Non-GAAP, as adjusted
Revenues:
Royalty and license fees	$37,456					$37,456
Past production payments	—					—
Product and service revenues	9,363					9,363

Total revenues	46,819					46,819

Operating expenses:
Cost of revenues	4,702	(550)	(422)			3,730
Research, development and other related costs	8,353	(508)	(677)			7,168
Selling, general and administrative costs	16,154	(2,623)	(202)			13,329

Total operating expenses	29,209	(3,681)	(1,301)	—	—	24,227

Operating income	17,610	3,681	1,301	—	—	22,592
Other income, net	2,758					2,758

Income before taxes	20,368	3,681	1,301	—	—	25,350
Income tax provision	9,274			(8,470)		804

Net income	$11,094	$3,681	$1,301	$8,470	$—	$24,546

Basic and diluted net income per share:
Net income per common share - basic	$0.24

Net income per common share - diluted	$0.23					$0.51

Weighted average number of shares used in per share calculations - basic	47,001

Weighted average number of shares used in per share calculations - diluted	48,749					48,335	*

*	Excludes the effects of 123(R)

(1)	Certain prior year amounts have been reclassified to conform to current year presentation in the Consolidated Statements of Operations.